Exhibit 99.1

Initial Launch Expected to Roll Out to Numerous Military Bases Over the Next Few Months

Miami, FL, April 10, 2024 (GLOBE NEWSWIRE) — Blue Star Foods Corp., (“Blue Star,” the “Company,” “we,” “our” or “us”) (NASDAQ: BSFC), a leader in value-added meal solutions and an integrated Environmental, Social, and Governance (ESG) sustainable seafood company with a focus on Recirculatory Aquaculture Systems (RAS), is profoundly honored to announce the successful execution of a supply agreement to provide manufacturing of Eagle Rising specified innovative food solutions for the U.S. Military under the support of our recently established Master Service Agreement (MSA). This pivotal agreement facilitates the provision of premium products distributed under the renowned Eagle Rising Brand, a Service-Disabled Veteran-Owned Small Business (SDVOSB), directly supporting the brave men and women serving in the United States military.

This strategic partnership marks a significant milestone for BlueStar Food Group as we align our mission of delivering high-quality, nutritious, and sustainably sourced meals with the expert guidance and oversight of Eagle Rising in support of our nation’s defenders. The agreement encompasses the rollout of thirteen meticulously crafted meal options, each designed to meet the rigorous nutritional standards and diverse preferences of military personnel.

Key Highlights of the Agreement:

●	Patriotic Partnership: Our collaboration with the Eagle Rising Brand signifies a shared commitment to supporting our troops. By providing them with meals that resonate with the quality and integrity of the Eagle Rising Brand, we are together honoring their service and sacrifice.

●	Nutritional Excellence: BlueStar’s operating company has committed to the creation of thirteen exceptional meals. These offerings are not only rich in nutrients but also cater to the culinary diversity and preferences of our troops, ensuring a balanced and satisfying dining experience.

●	Homegrown Quality: Every meal within this program is proudly produced in the USA, leveraging locally sourced ingredients to reinforce our dedication to quality, sustainability, and the bolstering of domestic economies.

●	Unwavering Commitment: BlueStar Food Group is privileged to contribute to the well-being of our nation’s military forces, underlining our commitment to excellence, national duty, and innovation in food solutions.

John Keeler, CEO of BlueStar, commented, “We are honored to work with the team from Eagle Rising and admire their dedication to our nation. It is this same ethos that is engaged in the principles within BlueStar and all our operating companies. This initial launch, which will roll out to 14 military bases over the next few months, is the start of a great partnership with the Eagle Rising team.”

David Longstaff, CEO of Eagle Rising, stated, “As a Service-Disabled Veteran-Owned Small Business (SDVSB), founded by a Career Military Officer/Veteran, we understand the importance of quality nutritious meals for the men and women that serve our proud nation. We have chosen to work with BlueStar to bring high-quality nutritious meals to our troops. We look forward to growing future opportunities with our execution partners.”

About Blue Star Foods Corp. (NASDAQ: BSFC)

Blue Star Foods Corp. is at the forefront of developing innovative, nutritious, and sustainable meal solutions for various sectors, including military, education, and healthcare. With a focus on quality, sustainability, and community support, BlueStar is dedicated to making a difference through food. Blue Star Foods is an integrated Environmental, Social, and Governance (ESG) sustainable seafood company with a focus on Recirculatory Aquaculture Systems (RAS) that processes, packages and sells high-value seafood products.

The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. The Company also owns and operates the oldest continuously operating Recirculating Aquaculture System (RAS) full grow-out salmon farm in North America. The company is based in Miami, Florida, and its corporate website is: https://bluestarfoods.com

About Eagle Rising

Eagle Rising is a Service-Disabled Veteran-Owned Small Business specializing in high-quality food solutions for military personnel, communities in crisis, and disaster relief efforts. With a commitment to feeding heroes and making products in the USA, Eagle Rising is proud to support those who serve and protect around the globe. Learn more at (https://eaglerisingfs.com/).

Forward-Looking Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

investors@bluestarfoods.com